EXHIBIT 10.6

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Void after

October 31, 2013*
*subject to extension as provided herein

WARRANT TO PURCHASE SHARES OF COMMON STOCK

THIS WARRANT TO PURCHASE SHARES OF COMMON STOCK (this "Warrant"), dated as of March 30, 2010, is issued to MTS PARTNERS, INC. (f/k/a iPRINT TECHNOLOGIES, INC.), a California corporation (the "Holder") by American TonerServ Corp., a Delaware corporation (the "Company"), pursuant to the terms of that certain Master Amendment Agreement, dated as of March 30, 2010, by and among the Company, the Holder, and others (the "Master Agreement").  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Master Agreement.

1.                  Purchase of Shares.  Subject to the terms and conditions hereinafter set forth and set forth in the Master Agreement, Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to twenty-three million five hundred sixty-nine thousand six hundred sixteen (23,569,616) shares (the "Warrant Shares") of the Company’s common stock (the "Common Stock").

2.                  Exercise Price.  The exercise price for each share of Common Stock shall be $0.0567 per share.  Such price shall be subject to adjustment pursuant to Section 8 below (such price, as adjusted from time to time, is herein referred to as the "Exercise Price").

3.      Exercise Period.  This Warrant shall be exercisable, in whole or in part, at any time on or after the date hereof but expires at 5:00 p.m. on October 31, 2013 (the "Expiration Date"); provided, however, the Expiration Date shall automatically be extended until October 31, 2015 upon satisfaction of the Required Conditions on or before the Condition Deadline (each as defined in the Master Agreement).

4.      Method of Exercise.  While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby.  Such exercise shall be effected by:

(a)   the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto as Exhibit A (the "Notice of Exercise"), to the Secretary of the Company at its principal offices; and

(b)   the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased (by cash, check, wire transfer or cancellation of indebtedness).

5.      Net Exercise.  In lieu of cash exercising this Warrant, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of shares of Common Stock computed using the following formula:

            Y (A - B)

X =             A

Where

X =      The number of shares of Common Stock to be issued to the Holder.

Y =       The number of shares of Common Stock purchasable under this Warrant.

A =      The fair market value of one share of the Company's Common Stock on the date the net issuance election is made.

B =      The Exercise Price (as adjusted to the date of such net exercise).

For purposes of this Section 5, the fair market value of one share of Common Stock as of a particular date shall be determined as follows:  (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

6.      Certificate for Shares.  Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the Notice of Exercise.

7.      Issuance of Shares.  The Company covenants that the Common Stock, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its stock to provide for the exercise of the rights represented by this Warrant.  In the event that there is an insufficient number of shares of Common Stock reserved for issuance pursuant to the exercise of this Warrant, the Company will take appropriate action to authorize an increase in the capital stock to allow for such issuance or similar issuance acceptable to the Holder.

8.      Adjustment of Exercise Price and Number of Shares.  The Exercise Price and the number of shares of Common Stock purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

(a)   Stock Splits and Combinations.  In the event the Company should at any time or from time to time after the date of issuance hereof and prior to the expiration of this Warrant fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Exercise Price of this Warrant shall be appropriately decreased so that the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased in proportion to such increase of outstanding shares.

(b)   Stock Combinations.  In the event the Company should at any time or from time to time after the date of issuance hereof and prior to the expiration of this Warrant if the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the effective date of such combination, the Exercise Price for this Warrant shall be appropriately increased so that the number of shares of Common Stock issuable on exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

(c)   Price Decrease.  In the event that the fair market value of the common stock of ATS on January 1, 2011, which shall be equal to the closing price of the common stock of ATS quoted in the over-the-counter market in which the common stock of ATS is traded over the three (3) day period ending on the day immediately prior to January 1, 2011 (the "January Price"), is lower than the initial Exercise Price, then the Exercise Price shall automatically be decreased to an exercise price equal to the greater of (i) the January Price; and (ii) $0.05 per share.

(d)   Notice of Adjustment.  Upon the occurrence of each adjustment of the Exercise Price pursuant to this Section 8, the Company shall promptly compute such adjustment in accordance with the terms hereof and prepare and furnish to Holder a certificate setting forth the facts upon which such adjustment is based.

9.      No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

10. No Stockholder Rights.  Nothing contained in this Warrant shall be construed as conferring upon Holder or any other person any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Warrant or the Common Stock obtainable hereunder until, and only to the extent that, this Warrant shall have been exercised.

11. No Impairment.  The Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the registered Holder against impairment.  Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise; and (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares upon exercise of the Warrant.

12. Restrictions.  The Holder hereof acknowledges that the Common Stock acquired upon the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws.

13. Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

14. Miscellaneous.

(a)   Notice.  The Notice of Exercise and any other notice required or permitted under this Warrant shall be given in writing and delivered as described herein.  A notice shall be deemed effectively given as follows:  (i) upon personal delivery; (ii) one (1) business day after transmission by electronic means, provided such transmission is electronically confirmed as having been successfully transmitted and a copy of such notice is deposited within 24 hours for either overnight delivery or for registered or certified mail, in accordance with clause (iii) or (iv) below, respectively; (iii) one (1) business day after deposit with a reputable overnight courier service, prepaid for overnight delivery; or (iv) three (3) business days after deposit with the United States Postal Service, postage prepaid, registered or certified with return receipt requested.  Addresses for notice shall be as follows, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties:

If to the Company:

American TonerServ Corp.

420 Aviation Blvd., Suite 103

Santa Rosa, CA  95403

Attn:  Chuck Mache, President and CEO

Fax:  (707) 581-7450

With a copy, which shall not constitute notice but shall be delivered at the same time and by the same means, to:

Spaulding McCullough & Tansil LLP

90 South E Street, Suite 200

Santa Rosa, CA  95404

Attn:  Kevin J. McCullough or Douglas J. (DJ) Drennan

Fax:  (707) 524-1906

If to Holder:

MTS Partners, Inc. (f/k/a iPrint Technologies, Inc.)

980 Magnolia Avenue, Suite 5

Larkspur, CA 94939

Attn:  Chad Solter

Fax:  (415) 927-3232

With a copy, which shall not constitute notice but shall be delivered at the same time and by the same means, to:

Haas & Najarian, LLP

58 Maiden Lane, 2nd Floor

San Francisco, Ca 94108

Attn:  Louis N. Haas, Esq.

Fax:  (415) 391-0555

(b)   Time of Essence.  Time is of the essence with respect to the terms, covenants, and conditions contained herein.

(c)   Entire Agreement.  This Warrant, including any other agreements, exhibits, and schedules to be entered into in connection with the transactions contemplated hereby and specifically referenced in this Warrant, constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements or understandings of the parties hereto, whether written or oral.

(d)   Construction.  Every covenant, term, and provision of this Warrant shall be construed simply according to its fair meaning and not strictly for or against any party.  Every exhibit, schedule, attachment, or other appendix attached to this Warrant and referred to herein shall constitute a part of this Warrant and is hereby incorporated herein by reference.  Any reference to any federal, state, local, or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Unless the context clearly requires otherwise, (i) plural and singular numbers will each be construed to include the other; (ii) the masculine, feminine, and neuter genders will each be construed to include the others; (iii) "shall," "will," "must," "agree," and "covenants" are each mandatory; (iv) "may" is permissive; (v) "or" is not exclusive; (vi) "includes" and "including" are not limiting; and (vii) "knowledge" will mean knowledge after due inquiry.

(e)   Amendments and Waivers.  Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), but only with the written consent of the party or parties to be bound thereby.  No delay in the exercise of any right or remedy under this Warrant shall constitute a waiver thereof and the waiver by any party of any right or remedy under this Warrant on any one occasion shall not be deemed a waiver of such right or remedy on any subsequent occasion.

(f)     Assignment.  This Warrant shall not be transferred or assigned, whether by operation of law or otherwise, without the prior written consent of the Company.

(g)   No Third Party Beneficiaries.  Except as expressly provided herein, nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Warrant.

(h)   Headings.  The titles and subtitles used in this Warrant are used for convenience only and shall not be considered in construing or interpreting this Warrant.

(i)     Governing Law.  This Warrant shall be governed by and construed under the laws of the State of California without regard to the conflict of laws rules of such state.

(j)      Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Warrant or the transactions contemplated hereby may be brought in any court of competent jurisdiction in Sonoma County, California, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the full extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient form.

Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(k)   Severability.  Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Warrant.

(l)      Specific Performance.  Each party's obligation under this Warrant is unique.  If any party should default in such party's obligations under this Warrant, each party acknowledges that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party or parties, in addition to damages and any other available rights or remedies, may sue in equity for specific performance, and the parties hereby expressly waive the defense that a remedy in damages shall be adequate.  The parties also hereby expressly waive any requirement that the nondefaulting party or parties post a bond or similar security prior to obtaining and enforcing any specific performance.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Warrant to Purchase Shares of Common Stock as of the date first set forth above.

COMPANY:

AMERICAN TONERSERV CORP.,

  a Delaware corporation,

By:       /s/ Chuck Mache

            Chuck Mache

Its:       President and CEO

EXHIBIT A

NOTICE OF EXERCISE

Attention:  American TonerServ Corp., Secretary

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, the securities of the Company, as provided for therein, by (check applicable subsection):

____  a.    tendering payment of the Exercise Price per share required under such Warrant for ______________ such securities; OR

____  b.    invoking the net exercise provisions of Section 5 of such Warrant to purchase _____________ such securities.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for the undersigned's own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

WARRANT HOLDER:

(name of individual or entity warrant holder)

                                                                        (signature)

                                                                        (print name, if signing for entity)

Date:

Name in which shares should be registered: